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                                                                    EXHIBIT 3.19


                         CERTIFICATE OF INCORPORATION

                                       OF

                          LaSALLE NATIONAL SILICA CO.

     I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, being Title 8 Chapter 1 of the Delaware Code (1974 Revision), and the Acts amendatory thereof and supplementary thereto, do hereby certify as follows:

     FIRST:   The name of the corporation is LaSalle National Silica Co.,
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(hereinafter called the "Corporation").

     SECOND:  The location of the registered office of the Corporation in the
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State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City
of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or
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activity for which corporations may be organized under the General Corporation
Law of Delaware.

     FOURTH:  The total number of shares of stock which the Corporation shall
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have authority to issue is one hundred shares of common stock of the par value of $10 per share.

     FIFTH:   The name and address of the incorporator is as follows:
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          Name                       Address
          ----                       -------

    Charles V. Bush             1115 Fairfax Street
                                Berkeley Springs, WV 25411
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     SIXTH:   The powers of the incorporator shall terminate upon the filing of
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this Certificate of Incorporation.  The names and addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are set forth below in accordance with Section 102(a) (6) of the General Corporation Law of
Delaware:

          Name                    Address
          ----                    -------

     Lawrence F. Bellotti        Route 4
                                 Ottawa, IL 61350

     William F. Penfield         206 Forest Park Place, Ottawa, IL 61350

     Walter R. Hoambrecker       104 Leland Lane, Ottawa, IL 61350

     SEVENTH:     In furtherance and not in limitation of the powers conferred
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by law, the Board of Directors of the Corporation is expressly authorized:

       (a) To make, alter, amend or repeal the By-Laws of the Corporation.

       (b) To direct and determine the use and disposition of net profits or net assets in excess of capital; to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose; and to abolish any such reserve in the manner in which it was created.

       (c) To establish bonus, profit-sharing, stock option, retirement or other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation and to fix the amount of the profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

       (d) From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

       (e) To authorize, and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

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     EIGHTH:   Meetings of stockholders may be held within or without the State
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of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     NINTH:    Whenever the vote of stockholders at a meeting thereof is
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required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of Delaware, the meeting and vote of stockholders may be dispensed with if the holders of stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action shall consent in writing to such corporate action being taken, provided that prompt notice must be given to all stockholders of the taking of such corporate action without a meeting and by less than unanimous written consent.

     TENTH:    Stockholders may at any time, at a meeting expressly called for
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that purpose, remove any or all of the directors, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     ELEVENTH: The Corporation reserves the right to amend, alter, change or
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repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders and directors are subject to this reserved power.

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  IN WITNESS WHEREOF, I have hereunto set my hand and seal the 20th day of
October, 1986.

                         /s/ Charles V. Bush      (SEAL)
                         --------------------

                                       4
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STATE OF WEST VIRGINIA   )
                         :  ss.:
COUNTY OF MORGAN         )

     On this 20th day of October, 1986, there personally came before me Charles
V. Bush, the person who executed the foregoing certificate, known to me personally to be such, and he duly executed said certificate before me and acknowledged that it was his act and deed and that the facts therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                            /s/ Mary E. Phillips
                            --------------------
                            (Notary Seal)

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